Exhibit 99.1

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by TBD.

Vote by Internet • Go to www.investorvote.com/KRNY • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals —	The Board recommends a vote “FOR” each of the proposals listed below.

For	Against	Abstain	For	Against	Abstain

1. The proposal to approve the merger agreement, dated as of November 1, 2017, by and between Kearny Financial Corp. and Clifton Bancorp Inc. and the merger, pursuant to which Clifton will merge with and into Kearny.

☐	☐	☐

2. The proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the merger agreement and the merger.

			☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Special Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign, but only one holder is required to sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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02Q1UC

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS:

THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND JOINT PROXY

STATEMENT/PROSPECTUS ARE AVAILABLE ON THE INTERNET AT [●]

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

REVOCABLE PROXY — KEARNY FINANCIAL CORP.

SPECIAL MEETING OF STOCKHOLDERS
, 2018

The above-signed hereby appoints the official proxy committee, consisting of the Kearny Financial Corp. (the “Company”) Board of Directors (the “Board”), with full powers of substitution to act as attorneys and proxies for the above-signed to vote all shares of common stock of the Company that the above- signed is entitled to vote at the Special Meeting of Stockholders (“Special Meeting”) to be held at [●], on [●], at [●], local time. The official proxy committee is authorized to cast all votes to which the above-signed is entitled as set forth below:

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD. AT THE PRESENT TIME, THE BOARD KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the above-signed be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Corporate Secretary of the Company at the Special Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Corporate Secretary of the Company at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The above-signed acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of Special Meeting of Stockholders and a joint proxy statement/prospectus dated [●].

Please note that the last vote received from a stockholder, whether by telephone, by internet, by mail or in person, will be the vote counted.